Exhibit 10.6

BankUnited, Inc.
Policy on Incentive Compensation
Purpose

This Policy on Incentive Compensation (the “Policy”) was adopted by the Board of Directors (the “Board”) of BankUnited, Inc. to establish key principles by which the Board and executive management will make determinations with respect to incentive compensation arrangements.
The Board believes that proper and effective incentive compensation arrangements attract skilled staff, encourage employee performance, promote employee retention, provide retirement security to employees, and allow personnel costs to vary along with its revenues.

This Policy should be reviewed in conjunction with the federal regulators’ Guidance on Sound Incentive Compensation Policies, dated June 25, 2010 (the “Guidance”) and attached hereto as Annex A. The Guidance establishes the following core principles for incentive compensation:

•	Provide employees’ incentives that appropriately balance risk and reward;

•	Be compatible with effective controls and risk management; and

•	Be supported by strong corporate governance, including active and effective oversight by the organization’s board of directors.

Statement of Policy

This Policy applies to incentive compensation arrangements of BankUnited, Inc. and its subsidiaries (collectively, the “Company”) adopted on or after the date hereof.

For purposes of this Policy, the term "incentive compensation" means those portions of an employee’s current or potential compensation that are tied to the achievement of one or more specific metrics (e.g., a level of sales, revenue, or income). It does not include (a) compensation that is awarded solely for, and the payment of which is solely tied to, continued employment or (b) compensation arrangements that are determined based solely on the employee's level of compensation and does not vary based on one or more performance metrics.

The Policy applies to the following groups of employees (“covered employees”): (i) senior executives1 and others who are responsible for oversight of the organization's firm-wide activities or material business lines; (ii) individual employees (executive and non-executive level) whose activities may expose the Company to material risks and (iii) groups of employees who collectively can expose the Company to material risks.

1	For purposes of this Policy, and consistent with the Guidance, the term "senior executive"
includes (i) each named executive officer in the Company's proxy statement and (ii) each officer designated by the Board for purposes of Regulation O.

In determining what constitutes ‘material’ risk, the Company will consider the inherent risks associated with an employee’s work activities and the potential or actual risks (financial, reputation and others) faced by the Company based on these activities.
Key Principles

A.
Contribution to the Company. In determining an incentive compensation arrangement for a covered employee, the Company shall take into account the covered employee’s past, present, and expected future contributions to the success, safety, and soundness of the Company. Factors considered in evaluating those contributions may include, among other things:

•	overall individual performance or achievement

•	overall organizational performance or achievement

•	overall individual contribution to organizational performance

•	business segment performance or achievement

•	successful completion of projects/initiatives

•	level of individual responsibilities

B.
Balance risk and financial results. Incentive compensation arrangements shall balance risks and financial results in a manner that allows the Company to attract and retain quality employees and appropriately reward employee contributions, but does not encourage employees to expose the Company to imprudent risks, including those that may emerge in future periods. Additionally, incentive compensation plans for covered employees in risk management and internal control functions should be structured to avoid conflicts of interest.

C.
Risk management and internal controls. The Company shall maintain appropriately strong controls over the design, documentation, approval, and implementing of incentive compensation plans for covered employees. Risk management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements.

D.
Strong corporate governance. The Company shall exercise strong and effective corporate governance, including active oversight by the Board through its Compensation Committee (the “Committee”) or any other designated Board committee. The Committee shall (i) approve incentive compensation arrangements for senior executives, (ii) monitor the performance of the incentive compensation plans; and (iii) review these plans periodically to determine whether the organization’s incentive compensation arrangements may be promoting imprudent risk-taking.

The Committee will additionally ensure that the Company’s public disclosure relating to incentive compensation complies with all applicable laws and regulations.

Policy Administration

Revisions to the Policy will be presented to the Enterprise Risk Management Committee for approval. Revisions deemed material by the Committee will be presented to the Board for ratification at its next scheduled meeting. The Board will review the Policy in its entirety and ratify any revisions no less than annually.